SCHEDULE 14A
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant		[X]
Filed by a party other than the Registrant		[ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

PENNICHUCK CORPORATION
_______________________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PENNICHUCK CORPORATION 25 Manchester Street Merrimack, New Hampshire 03054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Thursday, May 4, 2006

To Our Shareholders:

      The Annual Meeting of Shareholders of Pennichuck Corporation will be held at 9:00 a.m. on Thursday, May 4, 2006, at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:

(1) To elect four Directors; and

(2) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 22, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your attention is directed to the attached Proxy Statement.

By Order of the Board of Directors,

RICHARD A. SAMUELS
Secretary

Merrimack, New Hampshire
April 6, 2006

WE URGE SHAREHOLDERS TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

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PENNICHUCK CORPORATION 25 Manchester Street Merrimack, New Hampshire 03054

PROXY STATEMENT for 2006 ANNUAL MEETING OF SHAREHOLDERS to be held on May 4, 2006

About the Annual Meeting

Why have I received these materials?

      This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 6, 2006. The proxy is being solicited by the Board of Directors of Pennichuck Corporation (referred to throughout this Proxy Statement as "Pennichuck" or the "Company" or "we" or "our") in connection with our Annual Meeting of Shareholders that will take place on Thursday, May 4, 2006, at 9:00 a.m. at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and at any adjournment thereof. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

A copy of our Annual Report to Shareholders for the year ended December 31, 2005 has also been mailed to you.

Who is entitled to vote at the Annual Meeting?

      Holders of shares of common stock of Pennichuck as of the close of business on March 22, 2006, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting. As of the record date, 4,193,986 shares of our common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

      If you are a "record" shareholder of common stock (that is, if you hold common stock in your own name in Pennichuck's stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it to Pennichuck or deliver it in person.

"Street name" shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to

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obtain a proxy form from the institution that holds their shares and follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

      For "record" shareholders of common stock, yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a duly executed proxy bearing a later date prior to the date of the Annual Meeting or by voting again prior to the time at which our voting facilities close. In any event, the later submitted vote will be recorded and the earlier vote revoked.

      For "street name" shareholders of common stock, you will need to review the instructions on the proxy form provided to you by the institution that holds your shares to determine whether you may change your vote after you have submitted a proxy. If you are permitted to change your vote after you have submitted a proxy, follow the instructions for revocation on such form to do so.

What constitutes a quorum for purposes of the Annual Meeting?

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as "withholding" or containing "broker non-votes" on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy. Brokers, however, may vote on the election of directors and other routine matters without receiving instructions from their customers.

What vote is required to approve each proposal at the Annual Meeting?

      The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal. Votes that are withheld will have no effect on the outcome of the election of Directors.

How does the Board of Directors recommend that I vote my shares?

      Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors. The Board of Directors' recommendation is set forth together with the description of the proposal in this Proxy Statement. In summary, the Board of Directors recommends a vote:

* FOR the Board of Directors' proposal to elect the four nominees as Directors of Pennichuck.

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      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Pennichuck. At the date of this Proxy Statement, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that will be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

      Pennichuck will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our Directors, officers and employees. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

Shareholder Proposals

      Any shareholder who intends to present a proposal for inclusion in the proxy statement for the 2007 Annual Meeting of Shareholders (the "2007 Annual Meeting") must deliver the proposal to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054 in writing not later than December 7, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Any shareholder who intends to present a proposal directly at the 2007 Annual Meeting rather than submitting it for inclusion in next year's proxy statement (i.e., outside the process of Rule 14a-8 of the Securities Exchange Act of 1934) should provide a notice of their intention to do so to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054. To be timely, such notice must be received by the Company before the close of business on February 20, 2007. For any such proposal sought to be presented directly at the 2007 Annual Meeting, Securities and Exchange Commission rules permit the persons named as proxy holders on proxies relating to such meeting to vote the proxies in their discretion if we: (1) receive notice of the proposal before the close of business on February 20, 2007, and advise shareholders in the 2007 proxy statement about the nature of the matter and how the proxy holders appointed by the Board of Directors intend to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on February 20, 2007.

How will documents be delivered to me if I share an address with other shareholders?

      Some brokers and other nominees may participate in the practice of "householding" proxy statements and annual reports to shareholders. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. Pennichuck will promptly deliver a separate copy of either document to you if you contact us at the following address: Attention Investor Relations, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054; or telephone number: (603) 882-5191. If you would like to receive separate copies of our proxy statements and/or annual reports to shareholders in the future, or if you are receiving multiple copies and would

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like to receive only one copy per household, you should contact your broker or other nominee, or contact us at the above address or telephone number.

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MEMBERSHIP

      As of the date of this Proxy Statement, the Board of Directors has determined in its business judgment that a substantial majority of the members of the Board of Directors are independent under the applicable Nasdaq listing standards and Securities and Exchange Commission ("SEC") rules and regulations. That is, each such person has not been and is not presently employed by or has any direct or indirect material relationship with the Company.

The respective membership and functions of the Audit Committee, the Compensation and Benefits Committee, and the Corporate Governance and Nominating Committee, are discussed below.

Audit Committee

      The Audit Committee is presently comprised of Robert P. Keller (Chairman), Steven F. Bolander and Michelle L. Chicoine. The Audit Committee is responsible for the appointment of the independent auditors, oversight of the integrity of the Company's financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, and other significant financial matters. The Board of Directors has determined in its business judgment that each of the members of the Audit Committee is independent under the applicable Nasdaq listing standards and SEC rules and regulations. The Board of Directors has also determined in its business judgment that each of Mr. Keller and Ms. Chicoine are qualified as audit committee financial experts within the meaning of applicable rules and regulations of the SEC. During 2005, the Audit Committee was comprised of Robert P. Keller (Chairman), Steven F. Bolander, Michelle L. Chicoine and Hannah M. McCarthy and met six times. The Audit Committee has adopted a Charter governing its mission, membership, duties and responsibilities; a copy of the Charter for the Audit Committee can be accessed electronically at the Company's website at www.pennichuck.com.

Compensation and Benefits Committee

      The Compensation and Benefits Committee (the "Compensation Committee") is presently comprised of Mr. James M. Murphy (Chairman) and Messrs. Bolander and Keller. The Compensation Committee is charged generally (a) to establish the Company's executive compensation program, (b) to monitor the operation of the Company's qualified noncontributory, defined benefit pension plan and the Company's 401k Elective Savings Plan for Employees and the performance of the trustee and administrator of these Plans, and to recommend changes to the Board, as and when appropriate, and (c) to administer the Company's 1995 and 2000 Stock Option Plans. The Board of Directors has determined in its business judgment that each of the members of the Compensation Committee are independent under the applicable Nasdaq listing standards and SEC rules and regulations. During 2005, the Compensation Committee was

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comprised of Ms. McCarthy (Chairman), Messrs. Bolander, Keller and John R. Kreick and met four times.

Compensation Committee Interlocks and Insider Participation

      With respect to Mr. Kreick, who served as interim Chief Executive Officer of the Company for a portion of fiscal 2003 and thus does not satisfy the express independence standards under applicable Nasdaq listing requirements and SEC rules and regulations, the Board of Directors determined, in accordance with such listing requirements rules and regulations and in its business judgment, that in view of the exceptional circumstances surrounding his service as an employee, his continued membership on the Compensation Committee for fiscal year 2005 was in the best interests of the shareholders and the Company.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee (the "Nominating Committee"), comprised of Joseph A. Bellavance (Chairman), Ms. Chicoine and Martha E. O'Neill, met three times during 2005. The Nominating Committee is charged generally with identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the Director nominees for election at the next annual meeting of shareholders and/or for interim Director appointments to the Board of Directors. The Nominating Committee also recommends to the Board of Directors the Director candidates for each committee of the Board of Directors for appointment by the Board of Directors. The Board of Directors has determined in its business judgment that each of the members of the Nominating Committee is independent under the applicable Nasdaq listing standards and SEC rules and regulations. The Nominating Committee has adopted a Charter governing its mission, membership and duties and responsibilities; a copy of the Charter for the Nominating Committee can be accessed electronically at the Company's website at www.pennichuck.com.

      The Nominating Committee will consider nominees recommended by Company shareholders provided that the recommendations are made in accordance with the procedures set forth herein. In addition to considering candidates suggested by shareholders, the Nominating Committee considers candidates recommended by current directors, Company officers, employees and others. The Nominating Committee screens all candidates in the same manner regardless of the source of the recommendation. A shareholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Company's Secretary or any member of the Nominating Committee, in writing at the Company's mailing address, with the name of the recommended candidate for Director together with whatever supporting material the shareholder considers appropriate. The Nominating Committee will consider whether to nominate such person in accordance with criteria set forth in the Charter, including:

*	the potential nominee's experience;
*	the independence of the potential nominee under applicable law and regulations;
*	the ability of the potential nominee to represent the interests of the shareholders of the Company;
*	the potential nominee's integrity, commitment and judgment;

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*

the potential nominee's availability to dedicate time and energy to the performance of his or her duties, taking into account the number of other boards he or she sits on in the context of the needs of the Board of Directors and the Company;

*	the extent to which the potential nominee contributes to the overall expertise and skills appropriate for the Board of Directors; and
*	such other factors relative to the overall composition of the Board as the Committee shall determine to be relevant at the time.

Contacting the Board of Directors

      Any shareholder who desires to contact Pennichuck's Chairman or the other members of the Board of Directors, or the Chairman of the Audit, Nominating or Compensation Committee, may do so by writing to: Board of Directors, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054. Communications received in writing are distributed to the Chairman or other members of the Board of Directors, or the Chairman of the relevant committee, as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting or auditing matters are received, they will be forwarded to the Chairman of the Audit Committee for review.

GENERAL DISCLOSURES

Security Ownership of Certain Beneficial Owners

      To the knowledge of Pennichuck, based solely upon a filing made with the SEC, the following is the only person or entity to beneficially own more than 5% of the outstanding shares of our common stock as of December 31, 2005:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% Common Stock Outstanding (2)

Pictet (London) Limited	290,100	6.9%
Tower 42 Level 37
25 Old Broad Street
London EC2N 1HQ
United Kingdom

(1)

Pictet (London) Limited, holding company for Pictet Asset Management Limited ("PAM"), and PAM disclaim beneficial ownership of the shares reported, which are owned of record by two non-U.S. investment funds managed by PAM. Pictet (London) Limited, indirectly through PAM, claims sole power to vote or to direct the vote over 290,100 shares; no shared power to vote or to direct the vote over any such shares; sole power to dispose or to direct the disposition of 290,100 shares; and no shared power to dispose or to direct the disposition of any such shares.

(2)	Calculation of percentage is based upon a total of 4,189,770 shares outstanding and entitled to vote at December 31, 2005.

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Security Ownership of Management

      To the knowledge of Pennichuck, the following table sets forth information as of March 22, 2006 with respect to shares of our common stock beneficially owned by each nominee and Director, the executive officers named in the Executive Compensation table below, and by all nominees, Directors and executive officers as a group:

	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(3)	% of Common Stock Out- standing (if more than 1%)(2)

	Donald L. Correll (4)	62,467	1.4%
	Joseph A. Bellavance (3)	15,589	*
	Steven F. Bolander	133	*
	Michelle L. Chicoine	202	*
	Robert P. Keller	3,213	*
	John R. Kreick (3)	987	*
	Hannah M. McCarthy(3)	1,044	*
	James M. Murphy	--	*
	Martha E. O'Neill	16,267	*
	Stephen J. Densberger (3)(4)	52,785	1.2%
	Michael C.J. Fallon (4)	15,156	*
	William D. Patterson (4)	14,889	*
	Donald L. Ware (4)	36,045	*

	All Directors and executive officers	218,777	5.0%
	as a group (13 persons) (3)(4)

*Less than one percent.

(1)

Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of March 22, 2006. Unless otherwise noted, the individuals and group noted above have sole voting and investment power with respect to shares beneficially owned.

(2)

Calculation of percentages is based upon a total of 4,383,263 shares, which total includes 4,193,986 shares outstanding and entitled to vote plus 189,277 shares that may be issued within 60 days of March 22, 2006 to the individuals and group noted above having rights to exercise stock options if such persons or group members exercise such rights within such period.

(3)

The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in Note (4) below and except that voting and investment power is shared as follows: Mr. Bellavance - 5,705 shares, Mr. Densberger - 12,785 shares, Mr. Kreick - 987 shares, Ms. McCarthy - 1,044 shares, and all directors and executive officers as a group - 21,445.

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(4)

Includes shares subject to unexercised stock options previously granted that the individuals and group noted above have a right to acquire within 60 days of March 22, 2006. Mr. Correll holds options to acquire 62,333 shares, Mr. Densberger holds options to acquire 36,000 shares, Mr. Fallon holds options to acquire 14,889 shares, Mr. Patterson holds options to acquire 14,889 shares, and Mr. Ware holds options to acquire 33,166 shares, and all directors and executive officers as a group hold options to acquire 189,277 shares.

ELECTION OF DIRECTORS

General

      Our Board of Directors is divided into three classes, each class serving for three years, with one class being elected each year. Our Bylaws give the Board of Directors the discretion to set from time to time the number of directors constituting the entire Board of Directors, provided that the Company has at least three and not more than thirteen directors. The Board of Directors has determined that the Board of Directors shall consist of nine directors, the number now serving.

      Director James M. Murphy was appointed by the Board of Directors on January 27, 2006 to fill the vacancy created by the retirement on May 5, 2005 of Charles E. Clough from a voting position on the Board of Directors. Our Bylaws authorize the Board of Directors to appoint a person to fill a vacancy created by the retirement of a Director. The term of a Director so appointed by the Board of Directors expires at the next annual meeting of shareholders following such appointment. As such, Mr. Murphy's term expires at the Annual Meeting. On March 20, 2006 we announced that Donald L. Correll, our President and Chief Executive Officer and member of our Board of Directors, would be resigning effective April 15, 2006, unless he and the Company mutually agree on another date, to accept a position as the president and chief executive officer of another company. The Board of Directors established an executive search committee to seek a replacement for Mr. Correll as Chief Executive Officer and expects to fill the vacancy on the Board of Directors caused by Mr. Correll's resignation with Mr. Correll's successor. The term of a Director so appointed by the Board of Directors to fill such vacancy will expire at the next annual meeting of shareholders following such appointment.

The Board of Directors has nominated Mr. Murphy, an incumbent director, for election to a twoyear term expiring at the Annual Meeting of Shareholders in 2008.

      The Board of Directors has nominated Joseph A. Bellavance, Steven F. Bolander and Robert P. Keller, each an incumbent director, for election to three-year terms expiring at the Annual Meeting of Shareholders in 2009.

The Board of Directors recommends a vote FOR the election of the four nominees as Directors of the Company.

Information as to Nominees and Continuing Directors

      Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the four nominees. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of

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Directors. All nominees have indicated to the Company their willingness to be nominated as Directors and to serve as Directors if elected. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a Director if elected.

The following table sets forth information concerning the persons nominated to serve on the Board of Directors and concerning the other Directors continuing in office beyond the Annual Meeting.

Nominees (1)	Age	Director of Company Since	Year Present Term Will Expire	Position With Company

Joseph A. Bellavance	66	1983	2006	---

Steven F. Bolander	61	2004	2006	---

Robert P. Keller	68	1983	2006	---

James M. Murphy	58	2006	2006	---

Continuing Directors (1)

Michelle L. Chicoine	50	2004	2007	---

John R. Kreick	61	1998	2007	Chairman

Martha E. O'Neill	48	1998	2007	---

Hannah M. McCarthy	59	1994	2008	(2)

(1)

All nominees and continuing Directors are also directors of the Company's wholly owned subsidiaries, Pennichuck Water Works, Inc. ("Pennichuck Water Works") and The Southwood Corporation ("Southwood").

(2)

On March 20, 2006, the Company announced that Donald L. Correll, our President and Chief Executive Officer and member of the Board of Directors, would be resigning effective April 15, 2006, unless he and the Company mutually agree on another date, to accept a position as the president and chief executive officer of another company. The Board of Directors has appointed Hannah M. McCarthy to become interim Chief Executive Officer upon Mr. Correll's departure. The Board of Directors also established an executive search committee to seek a replacement for Mr. Correll as Chief Executive Officer. We do not know how long it will take us to recruit Mr. Correll's successor.

The business experience during the last five years of each of the above nominees, continuing Directors and executive officers of the Company, and certain other pertinent information, is as follows:

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Nominees for Election at this Annual Meeting

      Joseph A. Bellavance - Mr. Bellavance has been a director since 1983. Mr. Bellavance has been President of Bellavance Beverage Company, Inc. and President of Bellavance Realty Corporation, both of Nashua, since 1963. He has also been a joint owner/manager of PROSIT, LLC, which is principally involved with the ownership and management of real estate, since August 2003. Mr. Bellavance received his Bachelor of Science degree in Business Administration from the University of New Hampshire. He is a director of the New Hampshire Wholesale Beverage Association, "New Hampshire The Beautiful," and a member of the American Legion and the Nashua Rotary Club.

      Steven F. Bolander - Mr. Bolander has been a director since April 2004. Mr. Bolander is Dean of the University of New Hampshire's Whittemore School of Business and Economics, a position he has held since July 2000. He was a consultant to Bayer Pharmaceutical from May 2000 to August 2001, and has been a consultant to BAE Systems since October 2003. He holds a Doctor of Business Administration degree from Kent State University, a Master of Business Administration degree from the University of Colorado, and a Bachelor of Science in Chemistry degree from Iowa Wesleyan College.

      Robert P. Keller - Mr. Keller has been a director since 1983. Mr. Keller is a Certified Public Accountant. In November 2003, he became managing director of Triumph Investment Fund, LP (a community bank private equity fund) located in Bedford, New Hampshire. From March 2002 until May 2003, he was Chairman and Chief Executive Officer of InStar Services Group, Inc. (a nationwide provider of insurance restorations and reconstruction services), headquartered in Fort Worth, Texas. From June 1995 to June 2001, he served as President and Chief Executive Officer of Dartmouth Capital Group, Inc., President and Chief Executive Officer of Eldorado Bancshares, Inc. (bank holding companies), and as Chairman, President and Chief Executive Officer of Eldorado Bank of Laguna Hills, California and as Chairman and Chief Executive Officer of Antelope Valley Bank of Lancaster, California. In addition, since September 2002 he has served as Chairman of the Board of Directors of Security Business Bank of San Diego. Also, since December 2005, he has served as a director of California Oaks State Bank in Thousand Oaks, California. As a director of California Oaks State Bank, he serves as a member of the Compensation and Audit Committees. In addition, he is a director of Fibrowatt LLC, a biomass power company in Newtown, Pennsylvania.

      James M. Murphy - Mr. Murphy has been a director since January 2006. Mr. Murphy is Chairman of Q10 Capital, LLC, a national mortgage banking firm (owned and operated by 14 independent mortgage bankers), a position he has held since November of 2003, and Founder and Chairman of Q10 New England Realty Resources, an independent mortgage banking company, a position he has held since July of 1982. Mr. Murphy has been a Certified Mortgage Banker since 1999, a member of the Society of Chartered Realty Investors since July of 2005, and has held a State Certified Appraiser designation since February 1993. Mr. Murphy earned both a Bachelor of Arts in Economics and a Master of Business Administration from the University of Massachusetts. Mr. Murphy was a member of the Board of Directors of the Mortgage Bankers Association of America from October 2002 until October 2003, and served as its Chairman in 2002.

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Directors with Terms Expiring in 2007

      Michelle L. Chicoine - Ms. Chicoine has been a director since January 2004. Ms. Chicoine has been the Chief Financial Officer at St. Paul's School, a private preparatory high school located in Concord, New Hampshire, since November 2001. She is a graduate of the University of Rhode Island and a Certified Public Accountant. She holds a Master of Business Administration degree from Southern New Hampshire University. She was employed by EnergyNorth, Inc. from 1990 through 2000, serving as Executive Vice President from 1998 to 2000. She also served from 1999 to 2000 as President and Chief Operating Officer of EnergyNorth Natural Gas, Inc., as well as Vice Chairman and Chief Executive Officer of EnergyNorth Propane, Inc. Ms. Chicoine is a former trustee of the University System of New Hampshire.

      John R. Kreick - Dr. Kreick has been a director since 1998 and was elected Chairman of Pennichuck in September 2003. Dr. Kreick served as our interim Chief Executive Officer from April 2, 2003 until August 4, 2003. He previously served as President of Sanders Associates from 1989 to 1998 and as a Vice President of the Lockheed Martin Corporation from 1988 until 1998. Dr. Kreick has been a director of Draper Labs since January 2000, and Chairman of the Board since October 2001. He was elected a director of EMS Technology in February of 2003. He consults for various companies, including Lockheed Martin and BAE Systems. Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965. As a Rackman graduate fellow, he worked at the University's Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966. He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology. Dr. Kreick is a director of Navigator Technology Ventures, a trustee of Rivier College, and a trustee of Southern New Hampshire Regional Medical Center. He has also served on numerous Department of Defense panels and committees. In 1993, Dr. Kreick received the Electronic Warfare Association's highest award--the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine's Aerospace Laurels Award for his long-term contributions to electronic warfare.

      Martha E. O'Neill - Ms. O'Neill has been a director since 1998. Ms. O'Neill has been practicing as an attorney with the Nashua law firm of Clancy & O'Neill, P.A. since 1982, and is currently President of the firm. She is a graduate of Wellesley College and Georgetown University Law Center. Ms. O'Neill serves on the Rivier College Board of Trustees, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board, the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees, the Currier Museum of Art Advisory Council and the Southern New Hampshire Medical Center Board of Trustees.

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Directors with Terms Expiring in 2008

      Hannah M. McCarthy - On March 17, 2006, the Board of Directors appointed Ms. McCarthy to become interim Chief Executive Officer, beginning upon Mr. Correll's departure effective April 15, 2006 (unless he and the Company mutually agree on another date) and continuing until the Board of Directors appoints Mr. Correll's successor. Ms. McCarthy has been a director since 1994. Ms. McCarthy has been president emeritus of Daniel Webster College in Nashua, New Hampshire since July 2005, when she retired from the presidency there, a position that she held since 1980. She earned her Bachelor of Arts degree at Simmons College, and has done graduate work at Rivier College and New Hampshire College. Ms. McCarthy serves as a director of the New Hampshire Charitable Foundation, the Boys and Girls Club of Nashua, New Hampshire and the Foundation of International Society of Transport Aircraft Traders.

Executive Officers

      Donald L. Correll - Mr. Correll was appointed our President and Chief Executive Officer in August 2003 and has been a director since that time. On March 20, 2006, the Company announced that Mr. Correll would be resigning such positions effective April 15, 2006, unless he and the Company mutually agree on another date, to accept a position as the president and chief executive officer of another company. He received his Bachelor of Science degree from The Pennsylvania State University and a Masters in Business Administration degree from New York University Graduate School of Business. Mr. Correll served from 1991 to August 2001 as Chairman, Chief Executive Officer and President of United Water Resources, then one of the largest investor owned water utilities in the United States, until its sale to SUEZ. From early 2002, he served as an advisor to numerous water service and investment firms on issues associated with marketing, acquisitions and investments in the water and services sector. From May 2003 to August 2004, he served as a Senior Advisor and Advisory Director to Underground Solutions, Inc. He currently serves as a director of Interchange Financial Services Corporation and Health South Corporation and as a commissioner of the New Jersey Water Supply Authority.

      Stephen J. Densberger - Mr. Densberger is our Executive Vice President and has been affiliated with Pennichuck since 1974. Mr. Densberger was the Treasurer of Pennichuck from 1978 to 1983. He also served as President and a director of Pennichuck Water Service Corporation ("Service Corporation") since 1995 and as a director of Pittsfield Aqueduct Company ("Pittsfield") and of Pennichuck East Utility, Inc. ("Pennichuck East") since 1998. Mr. Densberger is a graduate of Assumption College and holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire. He is an active member and past President of the New Hampshire Water Works Association and past President of the New England Water Works Association. He is a Councilor on the New Hampshire Department of Environmental Services Water Council and a former alderman in the City of Nashua. Mr. Densberger is 55 years old.

      Michael C.J. Fallon - Mr. Fallon joined Southwood as its President in January 2005. Mr. Fallon has over 35 years of experience in the real estate industry and operated Fallon and Associates, LLC, a consulting organization specializing in distressed and surplus property


redevelopments and strategic asset management for corporate and institutional portfolios, from April 2001 through January 2005. Through this organization, Mr. Fallon performed consulting services for Southwood from December 2003 to January 2005. Mr. Fallon served as President of United Properties Group, a wholly owned subsidiary of United Water Resources, from January 1993 to April 2001, and served as Vice President of United Water Management and Service Company, also a wholly owned subsidiary of United Water Resources, from 1998 to April 2001. As an officer of United Properties Group and United Water Management and Service Company, Mr. Fallon reported to Mr. Correll, who was Chairman, Chief Executive Officer and President of United Water Resources at the time. Mr. Fallon is 59 years old.

      Bonalyn J. Hartley - Ms. Hartley has been with Pennichuck since 1979 and was elected the Vice President--Administration in May 2001 of Pennichuck. At the same time, she was also elected Vice President--Administration of Pennichuck Water Works and Southwood. From October 1985 to May 2001, she served as Vice President--Controller for Pennichuck and its subsidiaries. She has also been Vice President--Administration and a director of the Service Corporation since 1995. She has been Vice President--Administration and a director of Pennichuck East and Pittsfield since 1998. She is a graduate of Rivier College with a Bachelor of Science degree in Business Management. Ms. Hartley serves as a trustee and Chairman of the Southern New Hampshire Medical Center. She is also a director of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association. She is a joint owner of Lakeview Antique Center, LLC. Ms. Hartley is 61 years old.

      William D. Patterson - Mr. Patterson was appointed Senior Vice President on March 17, 2006. Mr. Patterson joined us as our Vice President and Chief Financial Officer in January 2005. Mr. Patterson earned his Bachelor of Science degree in Civil Engineering from Princeton University and a Masters of Business Administration degree in Finance and Accounting from the University of Chicago Graduate School of Business in 1978. From January 2003 to January 2005, he served as Executive Advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. From June 2001 through January 2005, he provided financial advisory and consulting services for utilities as President of EnSTAR Management Corporation, a company which he founded. Although Mr. Patterson continues to serve as President of EnSTAR, he has not provided any services on EnSTAR's behalf since he joined Pennichuck. From February 2000 to June 2001, he was Chief Financial Officer of Enermetrix, a Maynard, Massachusetts-based early stage software company focused in the retail energy industry. He previously served for over 15 years as a senior investment banker at E.F. Hutton, Shearson Lehman and Smith Barney, where he headed the firm's corporate finance practice for utility companies. Mr. Patterson is 51 years old.

      Donald L.Ware - Mr. Ware was appointed President, Pennichuck Water Works and the other water utilities on March 17, 2006. Mr. Ware has been our Vice President of Engineering since 1996, and has been Senior Vice President, Operations and Chief Engineer for Pennichuck Water since May 2004. He has also been a Vice President and director of Service Corporation since 1995, Pennichuck East and Pittsfield since 1998. He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine. He also holds a Masters of Business Administration


degree from the Whittemore Business School at the University of New Hampshire. Mr. Ware is 49 years old.

Director Attendance

      During the year ended December 31, 2005, the Board of Directors of the Company held ten meetings. Each Director nominee and continuing Director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board of Directors on which he or she served. As a general matter, members of the Board of Directors are expected to attend the Company's annual meetings. Except for Mr. Bellavance, all members of the Board of Directors and nominees for election to the Board of Directors were present at Pennichuck's 2005 annual meeting of shareholders.

Compensation of Directors

      Each of the non-executive members of the Board of Directors of the Company currently receives a fee of $8,000 annually. Additionally, each non-executive Director receives a fee of $600 for each Board of Director and committee meeting they attend in person or by telephone participation. Each committee Chairman also receives an additional fee of $1,500 annually, other than the Chairman of the Audit Committee, who receives an additional fee of $2,500 annually. The Chairman of the Board of Directors receives an additional fee of $4,000 annually. Directors who are also salaried employees of the Company do not receive any separate compensation for services as a Director of the Company or of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities, relating to

* the integrity of the Company's financial statements,
* the Company's compliance with legal and regulatory requirements,
* the Company's independent registered public accounting firm's qualifications and independence, and
* the performance of the Company's independent registered public accounting firm.

      The Board of Directors, in its business judgment, has determined that all members of the Audit Committee, named below, are "independent" as required by applicable Nasdaq listing standards and the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules promulgated thereunder. The Audit Committee acts under a written charter adopted and approved by the Board of Directors; the Charter was amended and restated in March 2006.

      In accordance with that charter, the Audit Committee meets with management periodically to consider the adequacy of the Company's system of internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent registered public accounting firm and with appropriate Company


financial personnel. The Audit Committee appoints the independent registered public accounting firm and reviews periodically its performance and independence from management.

      Management has primary responsibility for the preparation, presentation and integrity of the Company's financial statements and the overall reporting process, including the Company's system of internal controls. Management has represented to the Audit Committee that the Company's audited financial statements for the year ended December 31, 2005 were prepared in accordance with generally accepted accounting principles.

      The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with generally accepted accounting principles, and discusses with the Audit Committee any issue that it believes should be raised with the Audit Committee. The Audit Committee selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ended December 31, 2005.

      In fulfilling the Audit Committee's oversight responsibilities, the Audit Committee reviewed with management and PricewaterhouseCoopers LLP the Company's audited financial statements included in the Company's Annual Report on Form 10K for the year ended December 31, 2005, which review included discussing the quality of the accounting principles, practices and judgments, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the integrity of the Company's financial reporting processes and controls. As part of that process, the Audit Committee also met with PricewaterhouseCoopers LLP, with and without management present, and discussed with PricewaterhouseCoopers LLP the overall scope and plans for, and results of, its audit. The Audit Committee also considered, with and without management present, the selection and evaluation of PricewaterhouseCoopers LLP, including all of the relationships between PricewaterhouseCoopers LLP and the Company and the compatibility of any non-audit service with PricewaterhouseCoopers LLP's independence. The Audit Committee held six meetings during 2005.

      In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee has also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10K for that year and filed with the Securities and Exchange Commission.


      Under the Company's bylaws, the Audit Committee has the authority to select, evaluate and, where appropriate, replace the Company's independent registered public accounting firm. The Audit Committee has not yet selected the Company's independent registered public accounting firm for the year ending December 31, 2006.

Robert P. Keller (Chairman) Steven F. Bolander Michelle L. Chicoine Hannah M. McCarthy*

      *This report was submitted to and accepted by the Company's Board of Directors on March 22, 2006, prior to Ms. McCarthy stepping down from the Audit Committee in connection with her appointment as interim Chief Executive Officer of the Company.

      The foregoing "Report of the Audit Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and beneficial owners of more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such common stock with the SEC. Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter following a change in ownership, if any. Officers, Directors and such greater than ten percent shareholders are required by SEC rules and regulations to furnish the Company with copies of all Section 16(a) reports they file. The Company is required by SEC rules and regulations to identify in its proxy statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis, except (a) Mr. Fallon, an executive officer, did not timely file an Initial Statement of Beneficial Ownership of Securities on Form 3, which was subsequently filed with the SEC reflecting the stock options he was granted upon joining the Company and 200 shares of the Company's common stock beneficially owned by Mr. Fallon at such time, (b) Mr. Ware, an executive officer, did not timely file a Statement of Changes in Beneficial Ownership on Form 4, which was subsequently filed with the SEC to reflect the acquisition of 2,626 shares of the company's common stock through the exercise of a stock option and disposition of 1,790 shares of the Company's common stock pursuant to a cashless exercise feature of the stock option and 775 shares of the Company's


common stock gifted to Mr. Ware's son, for which he disclaims beneficial ownership, and (c) Ms. Chicoine, a Director, did not timely file a Statement of Changes in Beneficial Ownership on Form 4, which was subsequently filed with the SEC to reflect the acquisition of 200 shares of the Company's common stock by Ms. Chicoine as trustee for a revocable trust.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

Named Executive Officers

      The following table sets forth information for the fiscal years ended December 31, 2005, 2004 and 2003 concerning the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of Pennichuck (the Chief Executive Officer and such other executive officers collectively, the "Named Executive Officers") for services performed in all capacities.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year*	Salary	Bonus (1)	Other (2)	Securities Underlying Options (3)	All Other Compensation (4)

Donald L. Correll President and Chief Executive Officer (5)	2005 2004 2003	$261,250 250,000 100,000	$ -- -- 23,630	$66,481 56,808 19,669	15,667 6,667 40,000	$16,409 14,670 10,828

Stephen J. Densberger Executive Vice President	2005 2004 2003	$138,764 133,868 131,346	$ -- -- --	-- -- --	9,333 4,667 5,333	$ 6,562 6,337 6,261

Michael C.J. Fallon (6) President, Southwood	2005 2004 2003	$126,359 -- --	$12,000 -- --	-- -- --	19,333 -- --	$ 5,685 -- --

William D. Patterson (7) Senior Vice President and Chief Financial Officer	2005 2004 2003	$112,981 -- --	$12,000 -- --	$25,299 -- --	19,333 -- --	$ 4,369 -- --

Donald L. Ware Senior Vice President, Operations and President, Pennichuck Water Works and the other water utilities	2005 2004 2003	$140,867 133,154 123,227	$12,000 -- --	-- -- --	12,000 5,333 5,333	$ 8,021 5,169 4,872

*	The Company's fiscal year ends on December 31.


(1)	Bonus awards for services rendered during such year and paid in the following year.

(2)

No information is given with respect to perquisites and other personal benefits the aggregate amount of which did not exceed the lesser of $50,000 or 10% of the total reported salary and bonus for the named executive officers. Amounts shown represent perquisites and other personal benefits provided to named executive officers valued at the incremental cost to Pennichuck, which has been calculated for these purposes based on Pennichuck's out of pocket expenditures. For the fiscal years 2005, 2004 and 2003, for Mr. Correll, and for fiscal year 2005 for Mr. Patterson, the amounts shown in this column include relocation assistance in the amount of $36,773, $36,492 and $16,859, respectively, for Mr. Correll and $16,040 for Mr. Patterson, each pursuant to their respective employment agreements.

(3)	The number of securities underlying options presented in this column have been adjusted to reflect a four-for-three stock split effective June 1, 2005.

(4)

The amounts presented in this column include (a) premiums paid by the Company on term or whole life insurance policies, as the case may be, for the benefit of the named executive officers and (b) matching contributions made by the Company to the Company's 401(k) Elective Savings Plan for Employees on behalf of the named executive officers. For fiscal year 2005, the dollar value of each such benefit was (i) $8,572, $2,373, $2,293, $1,225, and $3,795 for Messers. Correll, Densberger, Fallon, Patterson, and Ware, respectively, for term or whole life insurance, as the case may be, premiums and (ii) $7,837, $4,189, $3,392, $3,144, and $4,226 for Messers. Correll, Densberger, Fallon, Patterson, and Ware, respectively, for matching 401(k) contributions.

(5)

Mr. Correll joined Pennichuck in August 2003 as its President and Chief Executive Officer. The salary and bonus reported for fiscal 2003 have not been annualized and represent the amount earned by Mr. Correll for the portion of the year he was employed by Pennichuck.

(6)

Mr. Fallon joined Pennichuck in late January 2005 as the President of Pennichuck's wholly owned subsidiary, The Southwood Corporation. The salary and bonus reported for fiscal 2005 have not been annualized and represent the amount earned for the portion of the year he was employed by Pennichuck.

(7)

Mr. Patterson joined Pennichuck in late January 2005 as its Vice President, Chief Financial Officer and Treasurer. The salary and bonus reported for fiscal 2005 have not been annualized and represent the amount earned by Mr. Patterson for the portion of the year he was employed by Pennichuck.


Stock Option Grants During the Fiscal Year Ended December 31, 2005

      The following table sets forth information concerning the grant of stock options to acquire shares of the Company's common stock under the 2000 Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2005. The amounts presented in this table have been adjusted to reflect a four-for-three stock split effective June 1, 2005.

Individual Grants (1)

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted	in Fiscal Year	($/Share)	Date	5%	10%

Donald L. Correll	6,667 9,000	6% 8%	$19.67 $19.51	Jan. 28, 2015 Dec. 9, 2015	$ 82,486 $110,440	$209,019 $279,861

Stephen J. Densberger	5,333 4,000	5% 4%	$19.67 $19.51	Jan. 28, 2015 Dec. 9, 2015	$65,984 $49,092	$167,200 $124,392

Michael C.J. Fallon	13,333 6,000	12% 6%	$19.67 $19.51	Jan. 28, 2015 Dec. 9, 2015	$164,947 $73,631	$417,991 $186,579

William D. Patterson	13,333 6,000	12% 6%	$19.67 $19.51	Jan. 28, 2015 Dec. 9, 2015	$164,947 $73,631	$417,991 $186,579

Donald L. Ware	6,000 6,000	6% 6%	$19.67 $19.51	Jan. 28, 2015 Dec. 9, 2015	$74,235 $73,631	$188,109 $186,579

(1)

The exercise price of the options granted is equal to the fair market value of the Company's common stock on the date of grant. The options are exercisable on the date of the grant and expire ten years thereafter, except as noted elsewhere in the document.

(2)

Potential realizable values are calculated on the assumption that the market value of the underlying stock increases from the date of grant at an annualized rate of return of 5% and 10% compounded annually for the ten-year term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Stock Option Exercises and Fiscal Year End Values

      The following table sets forth information concerning the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2005, and the number and the fiscal year end value of unexercised options held by the Named Executive Officers at December 31, 2005. The value realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise. The value of unexercised, in-the-money options at December 31, 2005, is the difference between its exercise price and the fair market value of the underlying stock on such date. These values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the Company's common stock on the date of exercise.


	Shares		Number Of Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End (1)
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald L. Correll	--	--	62,333	--	$108,460	--

Stephen J. Densberger	--	--	36,000	--	$76,853	--

Michael C.J. Fallon	--	--	14,889	4,444	$12,573	$3,466

William D. Patterson	--	--	14,889	4,444	$12,573	$3,466

Donald L. Ware	3,626	$19,522	33,166	--	$38,145	--

(1) The closing price of the Company's common stock as reported on the Nasdaq National Market System on December 31, 2005 was $20.45 per share and is used in calculating the value of unexercised options.

Executive Officer Benefits

      The Company's executive officers are eligible to participate in benefit programs offered to all salaried employees, including: qualified pension plan, 401(k) Elective Savings Plan (including Company match), health and dental coverage, Company-paid term or whole life insurance, as the case may be, disability coverage and paid vacation. In addition, certain of the executive officers are provided with either a leased or Company-owned automobile for business use. In connection with their business duties, Messers. Correll and Densberger are also provided with membership in a local club and Mr. Fallon with membership in a national institute. Severance benefits provided to the Named Executive Officers are described below in the section entitled "Executive Agreements".

Pension Plan

      The Company maintains a qualified, noncontributory defined-benefit pension plan for all qualifying employees of the Company and its subsidiaries. In general, the pension plan provides for monthly payments to or on behalf of each covered employee based upon such employee's career averaged annual compensation prior to retirement and the employee's covered years of service. Directors who are not employees are not eligible to participate in the plan. The pension plan includes optional early retirement benefits, provided a participant has attained age 55 and has completed ten or more years of covered service. Under the pension plan, the Company makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. All contributions to the fund and expenses of administering the fund are paid by the Company.


The following table shows the estimated annual benefits payable under the pension plan for specified averaged career salaries and covered years of service.

Annual Pension Benefit Based on Years of Service (1)

	Estimated Annual Pension Benefit Based on Service of

Career Averaged Salary	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years

$ 60,000	$ 7,000	$14,000	$18,800	$23,300	$27,800	$32,700
80,000	9,300	18,700	24,900	31,000	37,300	43,700
100,000	11,700	23,500	31,200	38,900	46,700	54,700
120,000	14,000	28,000	37,300	46,900	56,100	65,400
140,000	16,300	32,700	43,700	54,500	65,100	75,300
160,000	18,700	37,300	49,700	61,700	73,000	83,500
180,000	21,000	42,000	55,500	67,900	79,700	91,500
200,000	23,300	46,700	60,000	73,200	86,400	99,600

(1)	Calculation of Normal Retirement Benefit at age 65.

      Benefits shown in the table are computed on a straight life annuity basis and are not subject to any deduction for Social Security or other offset amounts. Years of service at December 31, 2005 and 2005 compensation covered by the pension plan, for the Named Executive Officers: Mr. Correll, 2 year, $261,250; Mr. Densberger, 31 years, $138,764; Mr. Patterson, 1 year, $112,981; and Mr. Ware, 10 years, $140,867. Pursuant to the provisions of the pension plan, these covered compensation figures represent total cash compensation received during 2005 (including salary plus bonus for services rendered during 2004) and therefore may differ from the salary reported in the Cash Compensation Table set forth above.

Executive Agreements

      Employment Agreement with Donald L. Correll. Donald L. Correll, the Company's President and Chief Executive Officer and member of the Board of Directors, will be resigning from such positions effective April 15, 2006, unless he and the Company mutually agree on another date, to accept a position as the president and chief executive officer of another company. Pursuant to Mr. Correll's August 2003 Employment Agreement with the Company, Mr. Correll shall be entitled to receive any accrued but unpaid salary, bonus (if any) and benefits through the last day of his employment. See "Executive Compensation - Summary of Cash and Certain Other Compensation" above.

      Employment Agreement with Michael C.J. Fallon. Effective January 31, 2005, the Company and Michael C.J. Fallon entered into an Employment Agreement pursuant to which Mr. Fallon presently serves as President of The Southwood Corporation, a wholly owned subsidiary of the Company. Mr. Fallon's Employment Agreement provides for an initial two-year term; commencing on the first anniversary thereof, and each annual anniversary thereafter, the Employment Agreement may be extended by the Board of Directors for subsequent one-year


terms. The Employment Agreement provides that Mr. Fallon shall be entitled to receive an annual base salary of $140,000, subject to upward adjustment by the Board of Directors, and be generally eligible to participate in any bonus and incentive compensation plan available to the Company's executive officers; provided that Mr. Fallon shall be eligible to receive a targeted annual bonus of up to 35% of his then current base salary ("Targeted Annual Bonus Incentive") if bonuses are afforded to the Company's other employees or executives. The level of annual bonus award beyond the Targeted Bonus Incentive will be based on Southwood's financial performance, the Company's financial performance and Mr. Fallon's job performance and, at the discretion of the Compensation and Benefits Committee in consultation with the Chief Executive Officer, may be increased for any one year.

      The Employment Agreement provides that beginning in calendar year 2006, Mr. Fallon may receive stock option grants at the discretion of the Board of Directors on or about the month of March of each calendar year during the term of the Employment Agreement and be entitled to participate generally in any stock option plan available to the Company's executive officers. In addition, the Employment Agreement provides that Mr. Fallon shall be entitled to participate in employee benefit programs available to the Company's executive officers, together with life insurance in the amount of three (3) times his annual salary. Pursuant to the Employment Agreement, in connection with his business duties, the Company provides Mr. Fallon with (a) a leased automobile, and (b) membership in the Urban Land Institute, including reimbursement of reasonable expenses incurred by Mr. Fallon to attend meetings and events organized by such institution. The Employment Agreement further provides that Mr. Fallon shall receive (i) short term disability coverage encompassing up to sixty percent (60%) of his then current base salary for a period up to 26 weeks, as well as (ii) long term disability coverage encompassing up to sixty percent (60%) of his then base salary, subject to a maximum benefit of six thousand dollars ($6,000) per month.

      In connection with commencement of his employment pursuant to the Employment Agreement, Mr. Fallon received a grant of non qualified options to acquire 10,000 shares of common stock (13,333 shares as adjusted for the Company's four-for-three stock split effective June 1, 2005) under the Company's stock option plans, with an exercise price equal to the fair market value of the stock on the date of grant, said options vesting in one third increments with one third vesting immediately on January 31, 2005, one third vesting at the end of calendar year 2005 (pursuant to a subsequent resolution of the Board of Directors), and the final one third vesting on January 31, 2007; provided that the unvested portion of such options shall vest immediately upon a "change of control" (as defined below) or in the event Mr. Fallon's employment is terminated by the Company for "cause" or by Mr. Fallon for "good reason" (as such terms are defined by the Employment Agreement).

      The Company or Mr. Fallon may terminate the Employment Agreement for any reason at any time upon thirty (30) days prior written notice to the other party. In the event that Mr. Fallon's employment is terminated by the Company for "cause" (as such term is defined in the Employment Agreement) or by Mr. Fallon (except as described below), he shall be entitled to receive any accrued but unpaid salary, bonus (if any) and benefits up to the termination date. In the event the Company terminates Mr. Fallon's employment other than for "cause", he will be entitled to a severance payment in lump sum equal to the greater of (a) his then current salary


and fringe benefits, including any bonus for which he may be entitled, for the remaining term of the Employment Agreement, or (b) his then current salary and fringe benefits, including any bonus for which he may be entitled, for a twelvemonth period following such termination. In the event Mr. Fallon terminates his employment with the Company for "good reason", he will be entitled to a severance payment in lump sum equal to his then current salary and fringe benefits, including any bonus for which he may be entitled, for (i) the remaining term of the Employment Agreement, or (ii) a twelvemonth period following such termination. A "change of control" is defined by the Employment Agreement as (A) an acquisition by any individual, entity or group of beneficial ownership of 51% or more of the voting power of the Company's securities entitled to vote for the election of directors; (B) a merger or consolidation which results in the Company's then existing shareholders holding less than 50% of the outstanding voting stock of the surviving corporation in the merger; (C) a change in the composition of a majority of the Company's Board of Directors which is not supported by the then current Board of Directors; or (D) the sale or other transfer of all or substantially all of the assets of the Company to a nonaffiliated third party; provided however that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Company's water utilities only, but not of all of the assets of the Company or its subsidiaries, does not constitute a change of control under the Employment Agreement.

      Employment Agreement with William D. Patterson. Effective January 31, 2005, the Company and William D. Patterson entered into an Employment Agreement pursuant to which Mr. Patterson presently serves as Vice President and Chief Financial Officer of the Company and its subsidiaries, Pennichuck Water Works, Inc., Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. Mr. Patterson's Employment Agreement provides for an initial two-year term; commencing on the first anniversary thereof, and each annual anniversary thereafter, the Employment Agreement may be extended by the Board of Directors for subsequent one-year terms. The Employment Agreement provides that Mr. Patterson shall be entitled to receive an annual base salary of $125,000, subject to adjustment by the Board of Directors, and be generally eligible to participate in any bonus and incentive compensation plan available to the Company's executive officers; provided, however, that Mr. Patterson shall be entitled to receive a minimum annual bonus of up to 20% of his then current base salary ("Annual Bonus Incentive"). The level of annual bonus award will be based upon the Company's financial and Mr. Patterson's job performance and, at the discretion of the Compensation and Benefits Committee in consultation with the Chief Executive Officer, may be increased up to 130% of the Annual Bonus Incentive for any one year.

      The Employment Agreement provides that beginning in calendar year 2006, Mr. Patterson may receive stock option grants at the discretion of the board of Directors on or about the month of March of each calendar year during the term of the Employment Agreement and be entitled to participate generally in any stock option plan available to the Company's executive officers. In addition, the Employment Agreement provides that Mr. Patterson shall be entitled to participate in employee benefit programs available to the Company's executive officers, together with life insurance in the amount of three (3) times his annual salary. The Employment Agreement further provides that Mr. Patterson shall receive (a) short term disability coverage encompassing up to sixty percent (60%) of his then current base salary for a period up to 26


weeks, as well as (b) long term disability coverage encompassing up to sixty percent (60%) of his then base salary, subject to a maximum benefit of six thousand dollars ($6,000) per month.

      In connection with commencement of his employment pursuant to the Employment Agreement, Mr. Patterson (a) received a grant of non qualified options to acquire 10,000 shares of common stock (13,333 shares as adjusted for the Company's four-for-three stock split effective June 1, 2005) ("Initial Grant") under the Company's stock option plans, with an exercise price equal to the fair market value of the stock on the date of grant, said options vesting in one third increments with one third vesting immediately on January 31, 2005, one third vesting at the end of calendar year 2005 (pursuant to a subsequent resolution of the Board of Directors), and the final one third vesting on January 31, 2007, and (b) is entitled to receive relocation assistance from the Company in an amount not to exceed thirty thousand dollars ($30,000) on an after-tax cost basis. See "Executive Compensation - Summary of Cash and Certain Other Compensation" above.

      The Company or Mr. Patterson may terminate the Employment Agreement for any reason at any time upon thirty (30) days prior written notice to the other party. In the event that Mr. Patterson's employment is terminated by the Company for "cause" (as such term is defined in the Employment Agreement) or by Mr. Patterson (except as described below), he shall be entitled to receive any accrued but unpaid salary, bonus (if any) and benefits up to the termination date. In the event the Company terminates Mr. Patterson's employment other than for "cause", the unvested portion of his Initial Grant of options shall vest immediately and he will be entitled to a severance payment in lump sum equal to the greater of (a) his then current salary and fringe benefits, including any bonus for which he may be entitled, for the remaining term of the Employment Agreement, or (b) his then current base salary and fringe benefits, including any bonus for which he may be entitled, for a twelvemonth period following such termination. In the event Mr. Patterson terminates his employment with the Company for "good reason" (as such term is defined in the Employment Agreement) within twelve (12) months following an event constituting a "change of control" (as such term is defined below) the unvested portion of his Initial Grant of options shall vest immediately and he will be entitled to a severance payment in lump sum equal to his then current salary and fringe benefits, including any bonus for which he may be entitled, for a twelvemonth period following such termination. A "change of control" is defined by the Employment Agreement as (i) an acquisition by any individual, entity or group of beneficial ownership of 51% or more of the voting power of the Company's securities entitled to vote for the election of directors; (ii) a merger or consolidation which results in the Company's then existing shareholders holding less than 50% of the outstanding voting stock of the surviving corporation in the merger; (iii) a change in the composition of a majority of the Company's Board of Directors which is not supported by the then current Board of Directors; or (iv) the sale or other transfer of all or substantially all of the assets of the Company to a nonaffiliated third party; provided however that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Company's water utilities only, but not of all of the assets of the Company or its subsidiaries, does not constitute a change of control under the Employment Agreement.

Change of Control Agreements. Messrs. Densberger and Ware are each party to a Change of Control Agreement with the Company intended to ensure continuity in the


management of the Company in the event of a "change of control" of the Company (as defined below). Each such agreement provides for a continuously renewing three-year term and for the payment of the respective executive's then current base salary and continuation of health and life insurance benefits for a twelve month period upon the occurrence of both (a) a change of control and (b) a termination of employment or substantial reduction or alteration in the executive's responsibility, authority or compensation for reasons other than good cause. For purposes of these agreements, a "change of control" is deemed to have occurred if (i) any person or group acting in concert acquires fifty-one percent (51%) or more of the Company's voting power, (ii) a merger or share exchange occurs which results in the Company's shareholders holding less than fifty percent (50%) of the total voting power after such transaction, (iii) there is a change in the majority of the Board of Directors of the Company other than by nominations approved by the then current Board of Directors, or (iv) there shall be a sale or other transfer of all or substantially all of the assets of the Company or its subsidiaries to a nonaffiliated party.

Certain Relationships and Related Party Transactions

      The Company entered into a lease arrangement with HECOP III, LLC in April 2004 for certain office space located in Merrimack, New Hampshire to serve as the Company's headquarters. The Company's wholly-owned subsidiary, the Southwood Corporation, holds a fifty percent (50%) ownership interest in HECOP III, LLC; the remaining ownership interest is held by John P. Stabile II, who is also the holder of ownership interests in several other joint ventures with the Southwood Corporation. The terms of this lease arrangement were reviewed and approved by the Company's Audit Committee.

      On March 17, 2006, the Board of Directors appointed Ms. McCarthy to become interim Chief Executive Officer, beginning upon Mr. Correll's departure effective April 15, 2006 (unless he and the Company mutually agree on another date) and continuing until the Board of Directors appoints Mr. Correll's successor. Beginning April 17, 2006, Ms. McCarthy shall receive $20,000 per month as compensation for serving as the Company's interim Chief Executive Officer. Prior to that date, Ms. McCarthy will be compensated at the rate of $125 per hour or $1,000 per day for days that she devotes to the Company's affairs.

Code of Ethics for Financial Professionals

      The Company has adopted a Code of Ethics for Financial Professionals applicable to the principal executive officer and all persons serving in a finance, accounting, treasury, tax or investor relations role. The Code of Ethics sets forth standards designed to deter wrongdoing and to promote honest and ethical conduct by such persons, including the avoidance of conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. A copy of the Code of Ethics for Financial Professionals is available at the Company's website, www.pennichuck.com. The Company intends to satisfy the Securities and Exchange Commission disclosure requirement regarding amendments to, or a waivers from, certain provisions of its Code of Ethics for Financial Professionals by posting such information on the Company's website.

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Equity Compensation Plans

      The following table summarizes information, as of December 31, 2005, relating to the equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance. All amounts shown in the table have been adjusted for the four-for-three stock split effective June 1, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	258,320	$19.02	57,543
Equity compensation plans not approved by security holders (2)	--	--	No express number set by plan (2)

Total	258,320	$19.02	57,543

(1) These plans are the Company's 1995 Stock Option Plan and the 2000 Stock Option Plan.

(2)

The Company adopted a Deferred Compensation Program for Directors of Pennichuck Corporation in 1987, as amended in 1997 (the "Plan"). The Plan enables directors to defer receipt of all or part of their annual retainer and meeting fees until the individual ceases to be a director or upon age 70, if earlier. Participating directors under the plan have the option of (1) deferring receipt of such fees, with interest accruing thereon based on the Company's average cost of money for its short term borrowings, or (2) converting such fees on a semiannual basis into common share equivalents based on the closing bid price of the Company's common stock on the conversion date, with dividends credited to the participant on such unit share equivalents and similarly converted into additional common share equivalents. Upon termination of the deferral period, participating directors receive a distribution consisting either of the full amount of cash and interest accrued to his/her account or shares of restricted common stock of the Company equal to the number of unit share equivalents so accumulated. No directors are presently participating in this Plan. The Plan does not provide for a maximum number of shares of common stock that may be issued under the Plan.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

General

      The Compensation and Benefits Committee of the Board of Directors (the "Compensation Committee") is responsible for establishing the Company's executive compensation program, including matters relating to the grant of options to purchase Company stock and any performance-based compensation for Company executives, subject to the concurrence of the Board of Directors.


Compensation Philosophy

      The Compensation Committee aims to ensure that the Company's executive compensation program enables the Company to attract, retain, motivate and reward the talented executives it needs to advance the short and long-term interests of shareholders and to maintain a leadership position within the water utility industry. The Compensation Committee's intent is to motivate its senior executives to achieve the Company's goals of providing its customers with high quality, cost-effective, reliable water services; managing the Company's real estate and other water service related activities; and providing the Company's shareholders with a market-based return on their investment.

Toward that end, the primary goals of the compensation program are to:

* Provide compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.
*

Motivate senior executives to meet and exceed certain corporate financial goals and to achieve the Company's strategic business initiatives, and reward them in the form of incentive compensation for the Company's achievements.

* Create a strong link between shareholder and financial performance in the form of equity compensation for the Company's executive officers.

      The Committee received advice in 2005 from an independent consultant regarding whether the total compensation opportunity available to Company executives is competitive with the remuneration received by those in positions of similar responsibilities in other comparable companies. The Committee also received advice in 2004 and 2005 from independent consultants regarding the Company's benefit plans. After considering the analysis and recommendations of those consultants, the Committee approved various refinements to the Company's compensation program and benefit plans in order to further one or more of the goals noted above.

Compensation Program

      The compensation program for the Company's executive officers is comprised of a base salary, an annual incentive opportunity and a long-term equity incentive opportunity. Executive officers may also participate in the Company's Savings Plan for Employees and other benefit plans generally available to all levels of salaried employees.

Base Salary

      The President, with the concurrence of the Compensation Committee, annually sets the salary for each executive officer other than himself based on the assessment of that executive officer's responsibilities, performance and accomplishments over the prior years and the established goals and objectives for that executive for the upcoming year.

The performance of each executive officer is reviewed annually. The Compensation Committee reviews and approves all executive officer salary adjustments as recommended by the


President. The Compensation Committee reviews the President's performance and establishes his base salary.

Incentive Compensation

      The Compensation Committee has established an annual incentive bonus program that provides an opportunity to earn an annual cash incentive award when certain corporate financial goals are achieved, although the Compensation Committee has the discretion to award cash incentive bonuses if those corporate financial goals are not met. Cash incentive bonuses for executive officers are paid once a year in the year following the fiscal year for which the stated goals were established. The Compensation Committee established an incentive compensation goal for the Company's executive officers for the 2005 fiscal year based on the achievement of certain corporate financial performance criteria, including earnings per share, return on equity and revenue growth in that year. Based upon the Company's performance during 2005, none of the Company's officers was entitled to receive a cash incentive bonus for that year. However, after considering various factors, the Compensation Committee exercised its discretion to award bonuses to four of the Company's six executive officers. The Compensation Committee considered, among other things, the revenue growth at the Company's water utility subsidiaries, which exceeded the related performance thresholds established by the Compensation Committee for 2005, as well as the individual performance of such executive officers in accomplishing the Company's 2005 equity and debt financings and in assisting the Company in certain regulatory matters, including the eminent domain proceeding that the City of Nashua, New Hampshire is pursuing against Pennichuck Water Works.

Equity-Based Program

      The Company's equity-based compensation program consists principally of stock options that are granted from time to time under the Company's stock option plans and are designed to align management interests with those of the shareholders. The Committee grants equity-based awards based on various factors, including each executive officer's ability to contribute to the Company's future success and the other elements of such officer's compensation. The exercise price of stock options is equal to the fair market value of the stock when granted, and will result in a gain for the executive only in the event of an appreciation in the stock price. The Compensation Committee believes that stock options enable the Company to compete in the marketplace for executive talent and to align further the interests of executives with those of the shareholders.

      The Committee approved the grant of a total of 83,666 options (as adjusted for the four-for-three stock split effective June 1, 2005) options in 2005 to Company's President and the other executive officers. All of these options had an exercise price equal to the fair market value of the Company's common stock on the date of grant. Of these options, 13,333 options (as adjusted for the four-for-three stock split effective June 1, 2005) were granted to each of William D. Patterson, the Company's Chief Financial Officer, and Michael C.J. Fallon, the President of Southwood, in January 2005 upon the commencement of their employment with the Company. Under the terms of the option grants to Messrs. Patterson and Fallon, the options were to vest in three segments, with one third vesting immediately in January 2005, one third vesting in January


2006, and the final one third vesting in January 2007. The options granted to the other executive officers (other than the President) were fully vested on the date of grant.

      In December 2005, after reviewing with an independent compensation consultant the current industry practices and financial reporting issues with respect to stock options, the Compensation Committee approved grants in December 2005 to the President and Chief Executive Officer and the other executive officers of a total of 35,000 options that otherwise would have been granted to those officers in January 2006. All of these options had an exercise price equal to the fair market value of the Company's common stock on the date of grant and were fully vested on the date of grant. The Compensation Committee also accelerated to December 2005 the vesting of the options granted in January 2005 to Messrs. Patterson and Fallon that were scheduled to vest in January 2006.

President's Compensation

      Mr. Correll became President and Chief Executive Officer of the Company in August 2003. His compensation for fiscal 2005 consisted of a base salary, an incentive compensation bonus opportunity, and equity compensation in the form of stock options. When determining the components of Mr. Correll's compensation for 2005, the Compensation Committee gave consideration to his leadership and contributions to the Company during 2004, as well as the compensation paid to chief executive officers of other similarly sized publicly owned companies in comparable industries. Mr. Correll did not receive an incentive cash bonus for 2005. Based upon the Company's performance during 2005, Mr. Correll was not entitled to receive a cash incentive bonus for that year and, after considering various factors, the Compensation Committee chose not to exercise its discretion to award a bonus to Mr. Correll for 2005. The Compensation Committee considered, among other things, the Company's not having achieved any of its financial performance thresholds established by the Compensation Committee for 2005 as well as Mr. Correll's previously announced decision to resign effective in mid-April 2006 to become the president and chief executive officer of another company. See disclosure regarding Mr. Correll under the heading "Election of Directors--Executive Officers".

      Mr. Correll received in January 2005 and December 2005 a grant of options to acquire 6,667 shares (as adjusted for the Company's four-for-three stock split effective June 1, 2005) and 9,000 shares, respectively, of common stock under the Company's option plans in each case, having an exercise price based on the fair market value of the stock on the date of grant and being fully vested on the date of grant.


      Section 162(m) of the Internal Revenue Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid to the Chief Executive Officer and the other officers named in the Summary Compensation Table in any one year, subject to certain specified exceptions. No part of the Company's executive compensation package for 2005 was subject to the limitation on the federal tax deduction for such compensation under Section 162(m). The Company's policy is to have all compensation fully deductible. Given the level of compensation paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the deduction limitation is presently inapplicable to the Company. The Company will address this limitation if and when it becomes applicable to the Company's compensation program.

Respectfully submitted,

Hannah M. McCarthy (Chairman)*
Steven F. Bolander
Robert P. Keller

      *This report was submitted to and accepted by the Company's Board of Directors on March 22, 2006, prior to the appointment of James M. Murphy to replace Hannah M. McCarthy as a member and the Chairman of the Compensation Committee in connection with Ms. McCarthy's appointment as interim Chief Executive Officer of the Company.

      The foregoing "Report of the Compensation and Benefits Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPARATIVE STOCK PERFORMANCE

      The following graph provides a comparison of the yearly cumulative total shareholder return on the common stock of the Company for the last five years with the yearly cumulative total return on the Standard & Poor's 500 Index and the average yearly cumulative total return of an industry peer group over the same period, assuming a $100 investment on December 31, 2000. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during applicable years. Historical stock performance during this period may not be indicative of future stock performance.

Company Name / Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Pennichuck Corporation	100	130.79	144.31	145.87	139.01	149.95
S&P 500 Index	100	88.11	68.64	88.33	97.94	102.75
Peer Group*	100	112.21	107.43	137.19	157.97	206.55

*

The Peer Group companies consist of American States Water Co., Aqua America Inc., Artesian Resources Corporation, BIW Ltd., California Water Service Group, Connecticut Water Service Inc., Middlesex Water Company, Pennichuck Corporation, SJW Corporation, Southwest Water Company and The York Water Company.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

      The Audit Committee has not yet selected the Company's independent registered public accounting firm for the year ending December 31, 2006. The Audit Committee decided to defer the selection of an independent registered public accounting firm for fiscal 2006 until the second quarter of 2006. Representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accountants for the fiscal year ended December 31, 2005, are expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement, should they desire to do so, and are expected to be available to respond to questions.


Fees Paid to PricewaterhouseCoopers LLP

      The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, and fees billed for audit-related services, tax services and all other services rendered during those periods.

Fee Category	Fiscal 2005	Fiscal 2004

Audit Fees (1)	$134,000	$119,500

AuditRelated Fees	--	--

Tax Fees	--	-

All Other Fees (2)	49,875	21,020

Total Fees	$183,875	$140,520

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

(2)

All other fees consist of fees for all products and services other than those reported above. For fiscal 2005, includes fees, costs and expenses arising from professional services in connection with the Company's registration statement for its common stock offering, and the review of the structure of the Pennichuck Water Works, Inc. bond financing conducted through the New Hampshire Business Finance Authority. For fiscal 2004, includes fees, costs and expenses arising from refinancing activities.

The Audit Committee's Charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by independent registered public accounting firms. All audit services, audit-related services, tax services and other services for fiscal 2005 were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing function.

ANNUAL REPORT ON FORM 10K

      The Company's Annual Report on Form 10K is available without charge upon request from our Investor Relations department at Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054, Attention: Investor Relations; Telephone No.
(603) 8825191.


OTHER MATTERS

      The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items set forth in this Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.


ANNUAL MEETING OF SHAREHOLDERS OF

PENNICHUCK CORPORATION

May 4, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect the following nominees for director:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

NOMINEES:
[ ] FOR ALL NOMINEES	O Joseph A. Bellavance
O Steven F. Bolander
[ ] WITHHOLD AUTHORITY	O Robert P. Keller
FOR ALL NOMINEES	O James M. Murphy

[ ] FOR ALL EXCEPT See instructions below)		A VOTE "FOR" ALL DIRECTOR NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]		IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	[ ]	MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

Signature of Shareholder ________________ Date: _______		Signature of Shareholder ________________ Date: _______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PENNICHUCK CORPORATION

PROXY FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 4, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE

      The undersigned having received notice of the 2006 Annual Meeting of Shareholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Charles R. Kreick and Hannah M. McCarthy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2006 Annual Meeting of Shareholders of PENNICHUCK CORPORATION (the "Company") to be held on Thursday, May 4, 2006 at 9:00 a.m., local time, at the Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

      In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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